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                                                                EXHIBIT 10.7


                                   AGREEMENT

         This Agreement is made and entered into this 17th day of March, 1995, by and between Gator Golf Enterprises, Inc. (hereinafter "Gator Golf") and Level Best Golf, Inc. (hereinafter "Level Best").

         The purpose of this Agreement is to set forth the terms and conditions pursuant to which Gator Golf shall assign and license to Level Best all rights of manufacturing, marketing, and distribution with regard to the Product described below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions as set forth below, the parties agree as follows:

         1.      PRODUCT.

         The Product which is the subject of this Agreement is known as the "MaxPack." The MaxPack is made up of various training aids and instructional golf videotapes. It is understood and agreed by the parties to this Agreement that Gator Golf is the owner of all training aids and videotapes which are made a part of the MaxPack, as well as videotape raw footage which was taped by American Telecast but not made a part of the MaxPack. A full itemization of the Product is attached hereto as Exhibit A.

         2.      OWNERSHIP AND LICENSE.

                 A. Ownership of the Product design, content, and name specifically developed hereunder shall remain exclusively with Gator Golf.

                 B. Gator Golf hereby grants to Level Best, and Level Best hereby accepts, for the term of this Agreement only, the exclusive license, right and privilege to
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                          manufacture, market and sell the Product pursuant to
                          the terms and conditions set forth in this Agreement.

                 C. Upon termination of this Agreement, Level Best shall deliver to Gator Golf all of the existing inventory, molds, raw footage, photography, slides, and artwork for packaging at no charge to Gator Golf or Wally Armstrong.

         3.      TERM.

         The term of this Agreement shall be for 18 months and shall continue on a year-to-year basis assuming annual royalties or payments to Gator Golf are at least $20,000. The Agreement shall commence as of March 15, 1995 and continue for 18 months.

         4.      PRODUCT INVENTORY.

         It is understood by the parties that all MaxPack inventory is presently being warehoused by American Telecast in Pennsylvania and California. Level Best has agreed to incur the expense of transferring all MaxPack inventory from American Telecast (both California and Pennsylvania) and will warehouse the Product at its expense. Level Best has agreed to make sure all MaxPack inventory is delivered and will use best efforts in taking possession of all molds with regard to MaxPack product, raw footage of video production, and artwork related to packaging and artwork related to the instructional booklet contained within the MaxPack.

         5.      FEES.

         It is understood Gator Golf will enter into a termination agreement with American Telecast which provides that Gator Golf





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shall pay American Telecast a fee of $25,000 which will entitle Gator Golf to take possession of the existing MaxPack inventory. Level Best agrees to deliver to Gator Golf a money order in the sum of $25,000 upon execution of this Agreement which Gator Golf will use to consummate the termination agreement with American Telecast. It is understood that Gator Golf does not intend to enter into the termination agreement until Level Best has delivered a money order in the amount of $25,000 made payable to Gator Golf.

         Additionally, Level Best will pay a royalty to Gator Golf in the amount of 10% of gross collected revenue. Level Best has the right to automatically renew the Agreement on a year-to-year basis with the same royalty of 10% of gross collected revenue assuming annual royalties or payments to Gator Golf are at least $20,000.

         Upon execution of this Agreement, Level Best shall deliver a check to Gator Golf in the amount of $5,000 which will be a credit against royalty payments. It is understood royalty payments will be made every three months. Level Best understands time is of the essence with regard to payment of royalties.

         Gross collected revenue shall be defined as the total of all revenue from sales of the MaxPack or any of its individual components without deduction for any expenses for production, manufacturing, marketing, general overhead or the like.

         6.      INDEMNITY/INSURANCE.

         Level Best acknowledges that Bob Mann and Russell Brown have pending lawsuits against Wally Armstrong, Gator Golf, and American Telecast, but there is no duty by Level Best to defend or indemnify





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Wally Armstrong, Gator Golf, or American Telecast with regard to those existing lawsuits.

         Despite the above, Level Best will purchase general liability insurance coverage with additional coverages for product liability and advertising liability, and will name Wally Armstrong, Gator Golf Enterprises, Inc., and American Telecast Corporation as additional named insureds on the policy during the term of this Agreement. Additionally, Level Best will defend and indemnify Wally Armstrong, Gator Golf Enterprises, Inc., and American Telecast Corporation in the event of any claims, demands, suits or actions brought of any kind or nature, including suits brought by Bob Mann and Russell Brown which would be in addition to the existing lawsuits or new lawsuits brought by those parties.

         Further, Level Best understands that Wally Armstrong will enter into an agreement with American Telecast with regard to its termination of the agreement, and Level Best agrees to indemnify Wally Armstrong and Gator Golf Enterprises, Inc. with regard to all of their obligations contained therein. Level Best will provide Gator Golf with a copy of the declaration page on an annual basis.

         In addition to the above, Level Best agrees to defend, indemnify and hold Gator Golf and Wally Armstrong harmless for any claims, damages, liabilities, costs and expenses, including, but not limited to, reasonable attorney's fees, resulting from any and all liability, claims, proceedings, demands, damages or actions, whether or not adjudicated, arising out of:





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         A.      Level Best's breach of any terms or representations in this
                 Agreement, as well as any claims of breach of contract, warranty claims, misrepresentation, strict liability, with regard to Level Best's vendors, sales, customer claims and the like.

         B. Any injury to any person or damage to any property caused by Level Best's performance of its obligations under this Agreement.

         C. Any injury to any person or damage to any property caused by the Product or use of the Product by Level Best or any customers of Level Best with regard to the purchase of the MaxPack.

         D. Any claim of misrepresentation or false advertising or the like with regard to the marketing of the MaxPack.

         E. Level Best shall discharge all obligations imposed by federal, state or local law, including, but not limited to, the filing of all returns and reports and the payments of assessments, taxes, contributions and other sums required, and agreed to indemnify and hold Gator Golf and Wally Armstrong harmless against all claims and demands resulting from Level Best's failure to comply with those lawful obligations.

         7.      PRIOR CONTRACT.

         This Agreement will not in any way affect the agreement between Gator Golf, Wally Armstrong, and Level Best already in place and dated January 7, 1994.





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         8.      CD-ROM.

         Level Best understands that Gator Golf intends to utilize MaxPack videotape footage, both used and unused, for purposes of producing a CD-Rom package in the future. Level Best will not object to the use of such footage in that fashion. Otherwise, the parties understand that all of the videotape which is part of the MaxPack product is available exclusively for Level Best's use and purposes during the term of this Agreement. However, Level Best understands and agrees that all individual components and videotape cannot be used by Level Best for any other purposes other than for sale as part of the MaxPack unless Wally Armstrong agrees in writing and appropriate financial arrangements have been reached between the parties.

         9.      TERMINATION.

         Gator Golf may terminate this Agreement upon the following occurrences:

                 A. Failure by Level Best to make timely payments to Gator Golf.

                 B. In the event Level Best declares bankruptcy or is insolvent.

         Under those circumstances, Gator Golf may terminate the Agreement upon written notice to Level Best. Thereafter, Level Best shall have 10 days to cure any defect.

         10.     ARBITRATION AND ATTORNEY FEES.

         Any controversy or claim arising out of this Agreement shall be settled by an expedited arbitration in Florida in accordance





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with the Commercial Arbitration Rules of the American Arbitration Association
and judgment upon the award, which shall be prompt and timely, may be entered in any court having jurisdiction thereof. The prevailing party in any legal proceeding shall be entitled to an award of reasonable attorney fees and actual costs incurred.

         Upon termination of the Agreement, Level Best shall deliver at its expense to Gator Golf all inventory, molds, raw footage, and other Product and other component parts which are made a part of the MaxPack and identified on Exhibit A.

         11.     TERRITORY.

         The exclusive right of manufacturing, promotion and sale shall relate only to North America.

         12.     ADVERTISING.

         Gator Golf understands that Level Best will use Wally Armstrong's name, picture, signature, likeness, voice, and the like with regard to packaging, production of video, commercials, infomercials and other means in order to promote and sell the Product during the term of this Agreement. The right to use Wally Armstrong's name, picture, signature, likeness, voice, and the like ceases upon termination of this Agreement.

         Level Best agrees to provide Gator Golf, through its designated manager, with copies of all advertising and packaging at least 14 days before release. Gator Golf has the right to reject all proposed advertising, but Level Best's rights may not be unreasonably withheld.





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         13.     APPEARANCES.

         Wally Armstrong agrees to make two one-day appearances on behalf of Level Best for production of commercials, photography, or the like during the term of this Agreement. Level Best will pay all reasonable expenses related thereto. All other appearances will be negotiated on a case-by-case basis.

         14.     ACCOUNTING.

         Level Best agrees to keep up-to-date records and books consistent with well-recognized principles of accounting,and will provide Gator Golf with a quarterly report regarding sales, expenses, and gross receipts. Level Best will allow Gator Golf to review the books and records as it relates to sales of the MaxPack at Gator Golf's expense.

         15.     NOTICES.

         All notices, payments, and other correspondence shall be sent to the parties at the following designated addresses:

         For Gator Golf Enterprises, Inc.:

         Gator Golf Enterprises, Inc.
         c/o SIGNATURE SPORTS GROUP, LTD.
         801 Park Avenue
         Minneapolis, Minnesota 55404-1189

         For Level Best Golf, Inc.:

         Level Best Golf, Inc.
         12114 Seminole Boulevard
         Largo, Florida 34648

         16.     RETENTION OF RIGHTS TO ENDORSE OTHER PRODUCTS.

         Subject to the terms and conditions contained herein, Gator Golf and Wally Armstrong shall retain all other rights to the use





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of his name, likeness, voice, signature, initials and photograph and shall not be prevented by this Agreement from endorsing any products other than the Product contained herein.

         17.     PARTIES ARE INDEPENDENT CONTRACTORS.

         In their performance under this Agreement, the parties shall be acting solely as independent contractors and nothing in this Agreement or in the parties' performance of their obligations under this Agreement shall be construed to make Gator Golf or Wally Armstrong or Level Best an employee, partner, joint venturer, or agent of the other. The parties agree that they will not make any representations to other parties that are not consistent with this provision.

         18.     NON-ASSIGNMENT.

         Except as otherwise provided in this Agreement, neither Wally Armstrong nor Level Best shall assign, sell, transfer, give away, alienate, encumber, or otherwise transfer any rights or obligations arising under this Agreement without the express written consent of the other party to this Agreement.

         19.     ENTIRE AGREEMENT OF PARTIES.

         This Agreement, plus any exhibits attached hereto, constitutes the entire agreement between the parties and cannot be altered or modified except by an agreement in writing signed by both parties or their representatives. This Agreement, upon its execution, supersedes all prior negotiations, understandings, and agreements, whether oral or written, and such prior agreements shall be null





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and void, except the original contract between the parties entered into on or about January 1, 1994.

                                        GATOR GOLF ENTERPRISES, INC.



DATED:        3-17-95                   By:  /s/ Wally Armstrong
       ---------------------------           -----------------------------------
                                             Wally Armstrong
                                        Its: President


                                        LEVEL BEST GOLF, INC.


DATED:        3-17-95                   By:  /s/ Fred Solomon
       ---------------------------           -----------------------------------

                                        Its: President





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                                   EXHIBIT A


                             MaxPack "The Product"

1.       Ruler

2.       Hanger

3.       Sponge

4.       Stickers

5.       Tempo ball

6.       Shaft bar

7. All raw footage, including the three tape series, the re-edited series of tapes and all other raw footage

8.       Booklet on training aid usage

9.       Index cards which are included within each tape

10. All artwork for packaging, booklet, and index cards, including the sleeve for the videos; all transparencies of photos; all raw footage, edited footage, and re-edited six tape footage

11.      All molds and patents.